UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2013, the Compensation Committee of the Board of Directors of Enphase Energy, Inc. (the “Company”), established new target cash bonus opportunities for two of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) for performance related to the fiscal year 2013, as set forth in the table below.

Named Executive Officers	2013 Target Bonus Opportunity (% of Base Salary)
Kris Sennesael, Vice President and Chief Financial Officer	60

Jeff Loebbaka, Senior Vice President of Worldwide Sales and Field Operations	75

With regard to Mr. Loebbaka’s 2013 target cash bonus opportunity listed above, 20% of such bonus opportunity is based on the Company’s 2013 cash performance bonus program and the remaining 80% is based on Mr. Loebbaka’s participation in a sales objective bonus plan that is utilized for the Company’s sales commissioned employees.

The target bonus opportunities were established in connection with the Company’s 2013 cash performance bonus program, which was approved by the Board of Directors in January 2013 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35480) filed with the Commission on January 29, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2013	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael Vice President and Chief Financial Officer